Exhibit 10.22

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.



                           TENGTU INTERNATIONAL CORP.

                               10% PROMISSORY NOTE

                            Dated: December 21, 2000


                  FOR VALUE RECEIVED, Tengtu International Corp., a Delaware corporation (the "Company"), hereby unconditionally promises to pay to Orion Capital Incorporated ("Orion" and, together with its assigns, the "Holder") on December 31, 2001 (the "Maturity Date") the principal sum of ONE MILLION FOUR THOUSAND SEVEN HUNDRED FORTY THREE DOLLARS AND NINETY THREE CENTS ($1,004,743.93), and to pay to the Holder interest on the unpaid principal amount of this Note as provided in Article I hereof. This is the Promissory Note referred to in the Loan Agreement and is secured by shares of capital stock of the Company and a pledge and security agreement as set forth in the Loan Agreement. Capitalized terms used but not otherwise defined herein have the respective meanings given to such terms in Article IV hereof.


                                    ARTICLE I

                             PRINCIPAL AND INTEREST

                  Section 1.1 Principal. The entire unpaid principal amount of this Note shall be paid on the Maturity Date. Promptly following the payment in full of this Note, the Holder shall surrender this Note to the Company for cancellation.

                  Section 1.2 Interest. Interest shall accrue on the daily unpaid principal amount of this Note, for each day during the period from and including the date hereof (the "Commencement Date") to but excluding the date such Note shall be paid in full, at a rate of ten percent (10%) per annum (the "Interest Rate") and shall be payable on the last day of each calendar quarter (each, an "Interest Payment Date"), commencing on March 31, 2001; provided, however, that if the Company incurs any additional indebtedness for borrowed money on or prior to March 31, 2001, and the interest rate payable on all or any portion of such indebtedness exceeds 10%, the Interest Rate shall from and after the date of such incurrence be increased to a rate that is equal to the highest interest rate payable on such other indebtedness. On the date on which this Note is paid in full, the Company shall pay Holder interest accrued from and including the immediately preceding Interest Payment Date to but excluding the date of such payment. Interest on this Note shall be computed on the basis of a year of 360 days consisting of twelve 30-day months.

                  Section 1.3 Default Interest. Without duplication of any interest payable under Section 1.2 hereof, the Company hereby unconditionally promises to pay to the Holder interest on any principal or interest payable by the Company under this Note that shall not be paid in full when due (whether at stated maturity, by acceleration, upon prepayment or otherwise), for the period from and including the due date of such payment to but excluding the date the same is paid in full, at a rate per annum equal to the Interest Rate plus 5%, which interest shall be payable from time to time on demand of the Holder.

                                   ARTICLE II

                                    PAYMENTS

                  Section 2.1 Payments Generally. All payments of principal and interest to be made by the Company in respect of this Note shall be made in Dollars by delivery to the Holder of, at the address the Holder provides to the Company, not later than 12:00 noon New York time on the date on which such payment shall be due. If the due date of any payment in respect of this Note would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal so extended for the period of such extension. All payments by the Company under this Note will be made without setoff or counterclaim and free and clear of, and without deductions for, any taxes, fees or other expenses or claims of any kind.

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                  Section 2.2 Prepayments. At any time, and from time to time, the Company may, at its option, prepay this Note (in an amount up to but not exceeding the unpaid principal amount hereof and any accrued interest hereon) in whole or in part without premium or penalty.

                                  ARTICLE III

                               EVENTS OF DEFAULT

                  Section 3.1 Event of Default. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) default in the payment of any interest in respect of this Note within ten (10) Business Days after it becomes due and payable; or

                  (b) default in the payment of the outstanding principal amount of this Note at its Maturity Date; or

                  (c) a default by the Company of any of its obligations under the Amended Loan Agreement, any failure in the timely satisfaction of the covenants set forth in Section 4 of the Amended Loan Agreement, or a default by the Company with respect to any other instrument evidencing indebtedness of the Company or any of its subsidiaries which results in any indebtedness of the Company or any of its subsidiaries of at least $100,000 becoming or being declared due and payable prior to its scheduled maturity date; or

                  (d) a default by the Company or any Pledgor of any of their respective obligations under the Pledge Agreement, or the Pledged Stock (as defined in the Pledge Agreement) ceases, for a period of at least ten (10) consecutive Business Days, to be freely tradable by the Holder under federal securities laws in open market transactions; provided, however, that the suspension (for not more than 45 days) of the effectiveness of any registration statement filed by the Company with the Securities and Exchange Commission with respect to the Pledge Stock shall not constitute a default hereunder so long as the Company proceeds promptly and in good faith to restore the effectiveness of such registration statement; or

                  (e) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any of its subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its subsidiaries under Federal bankruptcy law or any other applicable Federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its subsidiaries or of any substantial part of the property of the Company or any of its subsidiaries, or ordering the winding up or liquidation of the affairs of the Company or any of its subsidiaries; or

                  (f) the institution by the Company or any of its subsidiaries of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company or any of its subsidiaries to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company or any of its subsidiaries of a petition or answer or consent seeking reorganization or relief under Federal bankruptcy law or any other applicable Federal or state law, or the consent by the Company or any of its subsidiaries to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any of its subsidiaries or of any substantial part of the property of the Company or any of its subsidiaries, or the making by the Company or any of its subsidiaries of an assignment for the benefit of creditors, or the admission by the Company or any of its subsidiaries in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any of its subsidiaries in furtherance of any such action; or



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                  (g) a judgment or order for the payment of at least $100,000 is rendered against the Company or any of its subsidiaries and is not vacated, discharged, stayed or bonded pending appeal within sixty (60) days after notice of such judgment or order to the Company or any of its Subsidiaries.

                  Section 3.2 Acceleration of Note. If an Event of Default occurs and is continuing, then and in every such case the Holder may declare the outstanding principal amount of this Note (including accrued interest as provided in Article I hereof) to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default referenced in paragraph (e) or paragraph (f) of Section 3.1 occurs, the outstanding principal amount of this Note (including accrued interest as provided in Article I hereof) shall automatically become due and payable immediately without any declaration or other action on the part of the Holder. At any time after the outstanding principal amount of this Note shall become immediately due and payable and before a judgment or decree for payment of the money due has been obtained, the Holder, by written notice to the Company, may rescind and annul any acceleration and its consequences.

                                   ARTICLE IV

                                  DEFINITIONS

                  Section 4.1 Definitions. The following terms shall have the meanings set forth below:

                  "Amended Loan Agreement" means the Amended Loan Agreement dated as of the date hereof between the Company and Holder pursuant to which this Note has been issued.

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

                  "Dollars" and "$" means lawful money of the United States of America.

                  "Note" means any of the 10% Promissory Notes of the Company, as modified and supplemented and in effect from time to time.

                  "Person" means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity.

                  Pledge Agreement" means the Pledge and Security Agreement dated as of the date hereof by and among the Company, certain holders of the Company's common stock and Orion.


                                    ARTICLE V

                                  MISCELLANEOUS


                  Section 5.1 Rank. The Company expressly acknowledges that the indebtedness evidenced by this Note shall rank senior in right of payment to all other existing indebtedness of the Company, except to the extent that any such other indebtedness is secured and shall rank at least pari passu with all future indebtedness of the Company.

                  Section 5.2 Governing Law; Jurisdiction. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws provisions thereof. The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and


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determined in such New York State or, to the extent permitted by law, in such
Federal court. The Company hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any court referred to above, and hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. The Company irrevocably consents to service of process in the manner provided for notices below. Nothing in this Agreement will affect the right of the Holder to serve process in any other manner permitted by law. THE COMPANY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE COMPANY CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.

                  Section 5.3 Successors. All agreements of the Company in this Note shall bind its successors and permitted assigns. This Note shall inure to the benefit of the Holder and its permitted successors and assigns. The Company shall not delegate any of its obligations hereunder without the prior written consent of Holder.

                  Section 5.4 Amendment, Modification or Waiver. No provision of this Note may be amended, modified or waived except by an instrument in writing signed by the Company and the Holder.

                  Section 5.5 Legend. This Note, and any note issued in exchange or substitution for this Note, shall bear the legend appearing on the first page hereof.

                  Section 5.6 Notices. All notices and other communications in respect of this Note (including, without limitation, any modifications of, or requests, waivers or consents under, this Note) shall be given or made in writing (including, without limitation, by telecopy) (a) in the case of the Company, at the "Address for Notices" specified below its name on the signature page hereof and (b) in the case of the Holder, at the address for such purpose as shall have been most recently specified to the Company by the Holder; or, as to either the Company or the Holder, at such other address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Note, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  Section 5.7 Delay or Omission Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.








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                  IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by an authorized officer thereof as of the date and year first above written.

                                    TENGTU INTERNATIONAL CORP.


                                    By: --------------------------
                                    Name:
                                    Title:

                                    Address for Notices:

                                    c/o Hecht & Steckman, P.C.
                                    60 East 42nd Street, Suite 501
                                    New York, NY 10165-5101

                                    Attention:  Darren L. Ofsink
                                    Facsimile No: 212-490-3263








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